Exhibit 99.1

[GRAPHIC OMITTED]

NEWS RELEASE

Contact:
Michael Jorgensen
Chief Financial Officer
DOBI Medical International, Inc.
1200 MacArthur Blvd.
Mahwah, NJ 07430
201-760-6464 Phone
201-760-8860 Fax
www.dobimedical.com
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Trading Symbol: DBMI.OB


                       DOBI MEDICAL INTERNATIONAL REPORTS
                          SECOND QUARTER, 2004 RESULTS


MAHWAH, NJ, AUGUST 5, 2004 - DOBI Medical International, Inc. (DBMI.OB) announced today its financial results for the second fiscal quarter of 2004, ended June 30, 2004. The net loss for the second quarter of 2004 was approximately $1.6 million, or $.04 per share, compared with a net loss of approximately $1.1 million, or $.06 per share, in the comparable quarter last year. For the first six months of fiscal 2004, the net loss was approximately $3.0 million, or $.08 per share, compared with a net loss of approximately $2.3 million, or $.12 per share, in the comparable six month period last year.

Phillip C. Thomas, DOBI Medical's Chief Executive Officer, commented, "The management team continues on plan with respect to our 2004 operational objectives. These objectives include beginning production of the ComfortScan(TM) system for international deliveries beginning in late Q3, and commencement of the clinical trial in support of our final module of the Company's PMA application to the FDA in the same timeframe. We look forward to introducing the first commercial version of the ComfortScan system to select countries outside the United States and commencing our clinical trial research study in the United States within the next 60 days."

During the second quarter, DOBI Medical signed distributorship agreements with United Technologies Ltd. in Bangalore, India, to serve India, and BIOTECH Medical Corporation, Inc. of Panama City, Panama, to serve Panama, Costa Rica, Colombia and Nicaragua. The Company presented information regarding the ComfortScan system to the SMI Angiogenesis Conference in London, the MilanoTech Technology Conference in Milan, and the 23rd International Congress of Radiology in Montreal, Quebec. The Company shipped investigational devices to locations in South America, Eastern Europe, and India to commence local clinical trials. Production tooling has been completed and is being installed at the Company's production facility for commencement of pilot production activities in August. "The team has one focus, one goal," stated Mr. Thomas. "That goal is to successfully launch the ComfortScan system as a


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preeminent breast cancer diagnostic tool into world markets to aid in the improvement of breast cancer diagnosis worldwide."

On July 30, 2004, the Company completed the sale of its Series A Preferred Shares, generating approximately $5.16 million in gross proceeds. These funds are in addition to the $3 million second tranche which the Company believes will become available in the fourth quarter as it achieves the milestones of selling its first 10 revenue producing ComfortScan systems and collecting the first 20 scans in its PMA clinical trial.

                                       DOBI Medical International, Inc. and Subsidiary
                                                (A Development Stage Company)
                                            Consolidated Statements of Operations
                                                         (Unaudited)

                                                      Three months ended                         Six months ended
                                                           June 30,                                  June 30,
                                           ----------------------------------------- ------------------------------------------
                                                  2004                 2003                 2004                  2003
                                           -------------------- -------------------- -------------------- ---------------------
Research and development expenses                    $ 466,342            $ 273,001            $ 969,981             $ 601,054
General and administrative expenses                    515,804              285,419              992,791               575,911
Clinical program expenses                              147,760               92,240              276,753               138,148
Sales and marketing expenses                           506,911              119,086              712,430               233,781
Interest expense                                         2,020              359,078                4,140               707,400
Interest income                                          (565)                 (36)              (4,490)                 (280)
                                           -------------------- -------------------- -------------------- ---------------------
Net loss                                          $(1,638,272)         $(1,128,788)         $(2,951,605)          $(2,256,014)
                                           ==================== ==================== ==================== =====================

Basic and diluted loss per common share                $(0.04)              $(0.06)              $(0.08)               $(0.12)
                                           ==================== ==================== ==================== =====================

Weighted average common shares,
basic and diluted                                  37,694,322           18,802,410           37,616,843            18,800,327
                                           ==================== ==================== ==================== =====================

The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-KSB and 10-QSB filed by the Company with the Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC or accessed through the Company's website, www.dobimedical.com.

ABOUT DOBI MEDICAL INTERNATIONAL, INC.
DOBI Medical is a developmental stage medical imaging company working to create a new means for the improved diagnosis of cancer through the detection of abnormal vascularization


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

("angiogenesis") associated with tumors. The company's first application of the technology is the ComfortScan system, a gentle, non-invasive, non-ionizing, dynamic optical imaging system designed to assist physicians in the detection and management of breast cancer. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of abnormal vascularization in the breast not readily available today. The ComfortScan system is limited by U.S. law to investigational use within the United States. This product is not yet commercially available in the U.S. and its future availability in the U.S. cannot be assured.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

Statements contained in this press release may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates," "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, while it is not possible to predict or identify all such risks, uncertainties, and other factors, those relating to:

o our ability to timely and successfully complete our patient clinical trials;

o our ability to timely and successfully complete and submit our premarket approval application to the FDA;

o the timely and final approval by the FDA of our ComfortScan system as a adjunct to mammography, which approval and commercial availability in the U.S. cannot be assured (note: other medical device imaging companies have recently experienced delays in seeking FDA final approval);

o our ability to secure the additional financing adequate to execute our business plan;

o    the success of product development and research efforts;

o our ability to timely meet United States and foreign government regulations, and related industry regulations and standards;

o delays in the manufacturing process caused by our inabilities or the inabilities of our subcontractors to timely meet our specifications;

o our ability to establish and maintain international and domestic distribution networks;

o our ability to meet the quality standards and requirement to maintain our CE Mark and ISO certifications, and successfully pass periodic FDA inspections of our facilities and the ComfortScan system;

o our ability to be granted licenses from the FDA to export the ComfortScan system to certain international markets;

o our ability to timely ship and export our products to certain international markets;

o the acceptance and use of our ComfortScan system by physicians, imaging clinics, and patients both in international and domestic markets;

o existing or new competitors developing superior diagnostic imaging technologies;

o our ability to meet the performance milestones and obtain the funding to close on the second tranche of the private placement we completed in December, 2003;

o the success of our investor relations program to create and sustain interest and liquidity in



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


     our stock, which is thinly traded over the counter;

o our ability to obtain third party reimbursement from government and private payers; and

o    our ability to compete on price and quality.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors may be described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our 2003 Annual Report on Form 10-KSB and our First Quarter Report, 2004 on Form 10-QSB, which may be accessed from our website at www.dobimedical.com. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

                                      ~xxx~


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